UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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HEALTHCARE SERVICES GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HEALTHCARE SERVICES GROUP, INC.
3220 Tillman Drive
Suite 300
Bensalem, Pennsylvania 19020

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 29, 2018

To the Shareholders of
HEALTHCARE SERVICES GROUP, INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting (the “Annual Meeting”) of Shareholders of Healthcare Services Group, Inc. (the “Company”) will be held at the Courtyard Philadelphia Bensalem, 3280 Tillman Drive, Bensalem, Pennsylvania 19020, on May 29, 2018, at 10:00 A.M., for the following purposes:

1	To elect ten directors;

2	To approve and ratify the selection of Grant Thornton LLP as the independent registered public accounting firm of the Company for its current fiscal year ending December 31, 2018;

3	To consider an advisory vote on a non-binding resolution to approve the compensation of certain of our executive officers disclosed in this proxy statement; and

4	To consider and act upon such other business as may properly come before the Annual Meeting and any adjournment or postponement.

Only shareholders of record at the close of business on April 2, 2018 will be entitled to notice of and to vote at the Annual Meeting.

Important Notice Regarding the Availability of
Proxy Materials for the Shareholders
meeting to be held on May 29, 2018

The proxy statement and annual report to shareholders are available under “2018 Proxy Materials” at www.proxydocs.com/hcsg.

While we encourage shareholders to vote by means indicated above, shareholders can sign and promptly mail the enclosed proxy, whether or not you expect to attend the Annual Meeting, in order that your shares may be voted for you. A return envelope is provided for your convenience.

By Order of the Board of Directors,

JUDE VISCONTO Chairman

Dated:	April 26, 2018
Bensalem, Pennsylvania

HEALTHCARE SERVICES GROUP, INC.
3220 Tillman Drive
Suite 300
Bensalem, Pennsylvania 19020

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
May 29, 2018

SUMMARY OF THIS PROXY STATEMENT

This proxy statement contains information related to the annual meeting of shareholders (the “Annual Meeting”) of Healthcare Services Group, Inc. (the “Company,” “we,” “us” or “our”), to be held on Tuesday, May 29, 2018, beginning at 10:00 a.m. (EDT), at the Courtyard Philadelphia Bensalem, 3280 Tillman Drive, Bensalem, Pennsylvania 19020, and at any postponements or adjournments thereof.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

What is the Purpose of the Annual Meeting

At the Annual Meeting, shareholders will hear an update on the Company’s operations, have a chance to meet some of our directors and executives and will act on the following matters:

1	To elect ten directors;

2	To approve and ratify the selection of Grant Thornton LLP as the independent registered public accounting firm of the Company for its current fiscal year ending December 31, 2018;

3	To consider an advisory vote on a non-binding resolution to approve the compensation of certain of our executive officers disclosed in this proxy statement; and

4	To consider and act upon such other business as may properly come before the Annual Meeting and any adjournment or postponement.

Who May Vote; Date of Mailing

Only holders of record of our Common Stock, $.01 par value (the “Common Stock”) at the close of business on April 2, 2018 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were issued and outstanding approximately 73,739,000 shares of our Common Stock. Each share of Common Stock entitles the holder thereof to one vote. This Proxy Statement is being mailed to shareholders on or about April 26, 2018.

What constitutes a quorum?

In order to carry on the business of the Annual Meeting, we must have a quorum. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our Common Stock is required to constitute a quorum at the Annual Meeting.

1	Proxy Statement Summary

How many votes are required to approve each proposal?

Election of Directors

The affirmative vote of a plurality of the shares of Common Stock entitled to vote and present in person or by proxy at the Annual Meeting is required for the election to our Board of Directors of each of the nominees for director. Shareholders do not have the right to cumulate their votes in the election of directors.

Ratification of Independent Registered Public Accounting Firm and Approval of Executive Compensation

The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting in person or by proxy and entitled to vote is required for approval of Proposal No. 2 and Proposal No. 3.

How are votes counted?

You may either vote ‘FOR’ or ‘WITHHOLD’ authority to vote for each nominee for election to the Board of Directors. You may vote ‘FOR,’ ‘AGAINST’ or ‘ABSTAIN’ on Proposal No. 2 and Proposal No. 3. Abstentions will be counted as present for purposes of determining the existence of a quorum, but will have no effect on the vote of the particular proposal. If you sign and submit a proxy card without voting instructions, your shares will be voted ‘FOR’ each director nominee, ‘FOR’ Proposal No. 2 and Proposal No. 3 and ‘FOR’ or ‘AGAINST’ any other proposal as recommended by the Board of Directors.

What is a broker non-vote?

If shareholders do not give their brokers instructions as to how to vote shares held in street name, the brokers have discretionary authority to vote those shares on ‘routine’ matters, such as the ratification of the independent registered public accounting firm, but not on ‘non-routine’ proposals, such as the election of directors and the advisory vote regarding executive compensation. As a result, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers will be counted as present for the purpose of determining whether there is a quorum at the Annual Meeting, but will not be counted or deemed to be present in person or by proxy for the purpose of determining whether our shareholders have approved that matter.

How to Vote

You may vote in person at the Annual Meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. You can always change your vote at the Annual Meeting.

How Proxies Work

Our Board of Directors are asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the Annual Meeting in the manner you direct.

Proxies submitted will be voted by the individuals named on the proxy card in the manner you indicate. If you give us your proxy but do not specify how you want your shares voted, they will be voted in accordance with the Board of Directors recommendations.

You may receive more than one proxy or voting card depending on how you hold your shares. If you hold shares through someone else, such as a stockbroker, you may get materials from them asking how you want to vote. The latest proxy card we receive from you will determine how we will vote your shares.

2	Proxy Statement Summary

Revoking a Proxy

A proxy may be revoked by delivery of a written statement to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy executed by the person executing the prior proxy and presented to the Annual Meeting, or by voting in person at the Annual Meeting.

Attending in Person

Only shareholders, their proxy holders, and our invited guests may attend the Annual Meeting. For security purposes, all persons attending the Annual Meeting must bring identification with photo. If you wish to attend the Annual Meeting in person but you hold your shares through someone else, such as a stockbroker, you must bring proof of your ownership to the Annual Meeting. For example, you could bring an account statement showing that you owned shares of the Company’s Common Stock as of the Record Date as acceptable proof of ownership.

Expenses; Proxy Solicitation

All expenses in connection with this solicitation will be borne by the Company. It is expected that solicitation will be made primarily by mail, but regular employees or representatives of the Company may also solicit proxies by telephone, facsimile, email or in person, without additional compensation, except for reimbursement of out-of-pocket expenses.

3	Proxy Statement Summary

PROPOSAL NO. 1
ELECTION OF DIRECTORS

At the Annual Meeting, ten directors of the Company are to be elected, each to hold office for a term of one year. All nominees currently serve as Directors, with the exception of Daniela Castagnino. Unless authority is specifically withheld, management proxies will be voted FOR the election of the nominees named below to serve as directors until the next annual meeting of shareholders and until their successors have been chosen and qualified. Should any nominee not be a candidate at the time of the Annual Meeting (a situation which is not now anticipated), proxies will be voted in favor of the remaining nominees and may also be voted for substitute nominees. If a quorum is present, the candidate or candidates receiving the highest number of votes will be elected. Brokers that do not receive shareholder instructions are not entitled to vote for the election of directors because an uncontested election is considered a “non-routine” matter. Hence, shareholders who hold their shares through brokerage accounts and who would like to vote in favor of the director nominees will need to instruct their brokerage firm to vote for the Company’s nominees.

The Board of Directors recommend a vote “FOR” all nominees.

4	Proposal No. 1

The nominees are as follows:

	Name, Age and Principal Occupations and Public Directorships for the past five years	Director Since
1	Robert L. Frome, Esq., 80, Member of the law firm of Olshan Frome Wolosky LLP for more than five years. Mr. Frome currently serves as a member of the board of directors of Multi Soft II, Inc.	1983
2	Robert J. Moss, Esq., 80, Retired for more than five years. Previously, Mr. Moss was the President of Moss Associates, a law firm. Mr. Moss served as a Court Officer of First Judicial District of Pennsylvania from 2006 to 2007	1992	(1)
3	John M. Briggs, CPA, 67, serves as the Company’s lead independent director. Mr. Briggs was the Treasurer of the Philadelphia Affiliate of Susan G. Komen for the Cure from 2005 through 2011. Additionally, he is the founder and formerly a Partner of Briggs, Bunting & Dougherty, LLP, a registered public accounting firm. Mr. Briggs is currently a board member of the Capstone Group of Regulated Investment Funds	1993	(1)(2)
4	Dino D. Ottaviano, 70, Principal of D2O Marketing, Inc., a provider of internet productivity tools founded in 2006. Previously employed for 23 years with Transcontinental Direct (successor to Communication Concepts, Inc.), a publicly held outsourcing printer, retiring in 2002 as Vice President of Business Development	2007	(1)
5	Theodore Wahl, 44, President and Chief Executive Officer, since May 2015. Mr. Wahl joined the Company in 2004. Prior to his appointment to President and Chief Executive Officer, Mr. Wahl served as President and Chief Operating Officer, Executive Vice President & Chief Operating Officer, Vice President of Finance, Regional Manager, Regional Sales Director, District Manager, Facility Manager. Prior to joining the Company, Mr. Wahl was a Senior Manager with Ernst & Young’s Transaction Advisory Group	2011
6	Michael E. McBryan, 53, Executive Vice President and Chief Revenue Officer, since April 2012. Mr. McBryan joined the Company in 1988. Prior to becoming Executive Vice President, Mr. McBryan served as Senior Vice President, Divisional Vice President, Regional Sales Director, District Manager and Facility Manager	2011
7	Diane S. Casey, RN, 64, Clinical Nursing Coordinator (CNC) of Endoscopy at Huntingdon Valley Surgery Center, an AAAHC accredited health care facility, where she has worked for more than five years. Ms. Casey also was employed by Holy Redeemer Health Systems for many years in various surgical nursing and management positions	2011	(3)
8	John J. McFadden, 56, Principal of Global Circulation Services, a provider of marketing and advertising services to Media and Publishing companies founded in 2008. Mr. McFadden previously worked at The McGraw-Hill Companies (parent company of Standard and Poor’s) where he held management positions within their global circulation, sales and outsourcing services departments for approximately 15 years	2012	(3)
9	Jude Visconto, 44, Principal of American Property Holdings, a real estate investment firm focused on the acquisition, development and management of multi-family/senior housing and commercial assets, for more than five years. Mr. Visconto is an active member of the real estate community and participates in a variety of industry-related associations including The American Senior Housing Association, The Association of the National Investment Center for Senior Housing and Care, and The National Association of Realtors	2015	(4)
10
Daniela Castagnino, 43, Information Specialist at United Spinal Association, a national 501(c)(3) non-profit membership organization dedicated to enhancing the quality of life of all people living with spinal cord injuries and disorders (SCI/D), where she has worked for more than five years. Ms. Castagnino previously worked as an international consultant for Lazos Profesionales Asociación Civil and The Inter-American Development Bank
		Nominee

(1)	Member of Audit Committee.

(2)	Lead Independent Director.

(3)	Member of Nominating, Compensation and Stock Option Committee.

(4)	Chairman of the Board of the Company.

If Messrs. Briggs, Moss and Ottaviano are re-elected as Directors of the Company, it is anticipated that such individuals will continue to comprise the Audit Committee following the Annual Meeting with Mr. Briggs serving as the chairman of such committee.

If Ms. Casey and Mr. McFadden are re-elected as Directors of the Company, it is anticipated that such individuals will continue to serve on the Nominating, Compensation and Stock Option Committee following the Annual Meeting with Ms. Casey serving as the chairman of such committee.

5	Proposal No. 1

PROPOSAL NO. 2
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The accounting firm of Grant Thornton LLP was selected by the Audit Committee of the Board as the Independent Auditors of the Company for the fiscal year ending December 31, 2018. Said firm has no other relationship to the Company. The Board recommends the ratification of the selection of the firm of Grant Thornton LLP to serve as the Independent Auditors of the Company for the year ending December 31, 2018. A representative of Grant Thornton LLP, which has served as the Company’s Independent Auditors since December 1992, will be present at the forthcoming shareholders’ meeting with the opportunity to make a statement if so desired and such representative will be available to respond to appropriate questions. The approval of the proposal to ratify the appointment of Grant Thornton LLP requires the affirmative vote of a majority of the votes cast by all shareholders represented and entitled to vote thereon. An abstention, therefore, will not have the same legal effect as an “against” vote and will not be counted in determining whether the proposal has received the required shareholder vote. However, brokers that do not receive instructions on this proposal are entitled to vote for the selection of the independent registered public accounting firm.

The Board of Directors recommend a vote “FOR” the approval and ratification of the selection of Grant Thornton LLP as the independent registered public accounting firm of the Company for its current fiscal year ending December 31, 2018.

6	Proposal No. 2

PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board of Directors recognizes the significant interest of shareholders in executive compensation matters. Pursuant to amendments to Section 14A of the Securities Exchange Act, as amended (the “Exchange Act”) (which were added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010) and the shareholder vote on the frequency of the advisory vote on executive compensation at our 2017 Annual Meeting of Shareholders, we are providing our shareholders with an annual opportunity to cast an advisory vote (commonly referred to as “say-on-pay”) to approve the compensation of our Named Executive Officers.

We are asking our shareholders to provide advisory approval of the compensation of our Named Executive Officers (which consist of our President and Chief Executive Officer, Chief Financial Officer, and our other three highest paid executives), as such compensation is disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in this Proxy Statement. Our executive compensation programs are designed to enable us to attract, motivate and retain executive talent, who are critical to our success. Our compensation philosophy and framework have resulted in compensation for our Named Executive Officers that is tied to the Company’s financial results and the other performance factors described in the section of this Proxy Statement entitled Compensation Discussion and Analysis. These programs focus on rewarding the types of performance that increase shareholder value, link executive compensation to the Company’s long-term strategic objectives and align executive officers’ interests with those of our shareholders. The Company believes that its executive compensation programs, which emphasize long-term equity awards and variable compensation, satisfy these goals. A substantial portion of each executive’s total compensation is intended to be variable and delivered on a pay-for-performance basis.

Our Board of Directors believes that the information provided above and within the “Executive Compensation” section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our shareholders’ interests and support long-term value creation.

The Board of Directors recommend a vote “FOR” the adoption of the following non-binding resolution:

RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in this Proxy Statement.

This say-on-pay vote is advisory, and therefore not binding on the Company, the Nominating, Compensation and Stock Option Committee or our Board of Directors.

7	Proposal No. 3

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The Company operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance. These include corporate governance standards and disclosure requirements resulting from the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”). In addition, the NASDAQ Stock Market, LLC (“NASDAQ”) also has corporate governance and listing requirements. Our corporate governance policies are available on our website at http://investor.hcsgcorp.com/governance.cfm.

BOARD OF DIRECTORS.    The business of the Company is managed under the direction of the Board. The Board meets on a regularly scheduled basis during the Company’s fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings and also acts by unanimous written consent when necessary and appropriate. The Board met five times during the fiscal year ended December 31, 2017. During 2017, each member of the Board participated in all Board and applicable committee meetings held during the period for which he or she was a director or committee member. Directors are expected to attend all Board meetings and meetings of committees on which they serve, and each Annual Meeting of Shareholders. In 2017, all of the directors attended the Company’s Annual Meeting of Shareholders.

Board Qualifications

We believe that the collective skills, experiences and qualifications of our directors provides our Board with the expertise and experience necessary to advance the interests of our shareholders. While the Nominating, Compensation and Stock Option Committee of our Board has not established any specific, minimum qualifications that must be met by each of our directors, it uses a variety of criteria to evaluate the qualifications and skills necessary for each member of the Board. In addition to the individual attributes of each of our current directors described below, we believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience in the industry the Company serves at the policy-making level in business, exhibit commitment to enhancing shareholder value and have sufficient time to carry out their duties and to provide insight and practical wisdom based on their past experience.

Messrs. Wahl and McBryan, and Mmes. Casey and Castagnino have extensive experience in the health care services industry. Each of the aforementioned persons’ operational experience, in addition to Mr. Wahl’s financial expertise, enables them to provide guidance with respect to our operations. Also, we believe since Mmes. Casey and Castagnino have not been employees of the Company and have served their careers in patient care and advocacy, respectively, they bring a patient care perspective to the Company. For instance, Mmes. Casey and Castagnino may become aware of new developments related to the healthcare services industry before the Company’s management learns of such developments and their impact on patient-related issues. Additionally, Ms. Castanino's experience with non-governmental and not-for profit institutions provides valuable insight into a customer segment that supports the Company's growth strategy.

Mr. Visconto has real estate experience as a Principal of American Property Holdings, with a specific focus on the acquisition, development and management of multi-family, senior housing and commercial assets. Mr. Visconto also has extensive experience with licensed operators, management companies and property owners, all of which align with our customer base.

Messrs. Frome and Moss have extensive legal experience. In addition, Mr. Frome has also served as a member of the board of directors of other public companies and has extensive corporate finance, Securities and Exchange Commission (“SEC”) compliance and mergers and acquisitions experience, which experience aids his service to the Board. Both Mr. Frome and Mr. Moss also have extensive executive experience as they both served as managing partners of their respective firms.

Mr. Briggs’ years of experience as a certified public accountant provide him with extensive financial and accounting expertise obtained from over thirty years in public accounting. Mr. Briggs qualifies as an audit committee financial expert under SEC guidelines. Mr. Briggs also brings executive experience to the Board as he served as a partner at his accounting firm.

Mr. Ottaviano, through his experience as a top-level marketing and operations executive for many years for two different companies, one of which was a public company, has a comprehensive understanding of business operations, including business development, as well as the compliance obligations of public companies.

Mr. McFadden has sales and marketing experience both as a Principal of his consulting company and through his experience at The McGraw Hill Companies that provide him with an understanding of a large public company’s operations, as well as the compliance obligations of a public company.

8	Directors, Executive Officers and Corporate Governance

Board Leadership

Jude Visconto was appointed Chairman of the Board of Directors effective May 31, 2017 and has served as an independent director since May 2015. The Board believes that Mr. Visconto’s financial background and management experience are qualifications for the role of Chairman of the Board. In addition, Mr. Visconto’s more recent business experience is expected to bring additional perspective to the Board as the Company continues its growth and evolution.

If Mr. Visconto is re-elected to the Board, it is the intention of the Board that he continue to serve as Chairman of the Board. As Chairman of the Board, Mr. Visconto’s duties will include: (i) approving agendas, schedules and supporting information provided to the Board; (ii) ensuring the Board has full, timely and relevant information to support its decision-making requirements; (iii) performing the duties of the Chairman at Board meetings; (iv) consulting on the effectiveness of Board committees; (v) at his sole discretion, when necessary and appropriate, calling meetings of the Board’s non-employee directors; (vi) consulting as to the timeliness of the flow of information from the Company that is necessary for the directors to effectively perform their duties; (vii) serving as principal liaison between the non-employee, independent directors and the President and Chief Executive Officer; (viii) if requested by shareholders, being available for consultation and direct communication; and (ix) other duties requested by the Board. In addition, Mr. Visconto presides at executive sessions of the Board without the presence of management. We believe that including an independent chairman in our Board structure enhances the effectiveness of our Board. This structure strengthens our corporate governance by promoting active engagement, objectivity, independence and oversight of management.

The independent directors of the Board have also unanimously re-appointed John M. Briggs as the lead independent director. In the absence of the Chairman, the lead independent director will assume the responsibilities of the Chairman.

Our Board conducts an annual evaluation in order to determine whether it and its committees are functioning effectively. As part of this annual self-evaluation, the Board evaluates whether the current leadership structure continues to be optimal for the Company and our shareholders.

Board Committees

The Board has established an Audit Committee and a Nominating, Compensation and Stock Option Committee to devote attention to specific subjects and to assist in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held during 2017 with respect to the Audit Committee and the Nominating, Compensation and Stock Option Committee are described below:

AUDIT COMMITTEE.     The Audit Committee’s primary responsibilities, as described in the Amended and Restated Audit Committee Charter (a copy of which is available on the Company’s website, www.hcsg.com) include:

(a) appointment, compensation and oversight of the Company’s Independent Auditors, who report directly to the Audit Committee, including (i) prior review of the Independent Auditors’ plan for the annual audit, (ii) pre-approval of both audit and non-audit services to be provided by the Independent Auditors and (iii) annual assessment of the qualifications, performance and independence of the Independent Auditors;

(b) overseeing and monitoring the Company’s accounting and financial reporting processes and internal control system, audits of the Company’s financial statements and the quality and integrity of the financial reports and other financial information issued by the Company;

(c) providing an open avenue of communication among the Independent Auditors and financial and other senior management and the Board;

(d) reviewing with management and, where applicable, the Independent Auditors, prior to release, required annual, quarterly and interim filings by the Company with the SEC and the type and presentation of information to be included in earnings press releases;

(e) reviewing material issues, and any analysis by management or the Independent Auditors, concerning accounting principles, financial statement presentation, certain risk management issues, such as the adequacy of the Company’s internal controls and significant financial reporting issues and judgments and the effect of regulatory and accounting initiatives on the Company’s financial statements;

9	Directors, Executive Officers and Corporate Governance

(f) reviewing with the Company’s legal counsel any legal matters that could have a significant effect on the Company’s financial statements, compliance with applicable laws and regulations and inquiries from regulators or other governmental agencies;

(g) reviewing and approving all related party transactions between the Company and any director, executive officer, other employee or family member;

(h) reviewing and overseeing compliance with the Company’s Code of Ethics and Business Conduct;

(i) establishing procedures regarding the receipt, retention and treatment of, and the anonymous submission by employees of the Company of, complaints regarding the Company’s accounting, internal controls or auditing matters; and

(j) reporting Audit Committee activities to the full Board and issuing annual reports to be included in the Company’s proxy statement.

Each of Messrs. Moss, Ottaviano and Briggs is an independent director as such term is defined by Rule 5605(a)(2) of the NASDAQ listing standards and Rule 10A-3 of the Exchange Act.

Mr. Briggs has been designated the “audit committee financial expert” and he satisfies the attributes required of audit committee financial experts pursuant to Section 407 of Sarbanes-Oxley. The Audit Committee met five times during fiscal year 2017. The report of the Audit Committee for the fiscal year ended December 31, 2017 is included herein under “Audit Committee Report” below.

NOMINATING, COMPENSATION AND STOCK OPTION COMMITTEE.     The Nominating, Compensation and Stock Option Committee (currently composed of Ms. Casey and Mr. McFadden) assists the Board by:

(a) developing and recommending to the Board a set of effective corporate governance policies and procedures applicable to the Company;

(b) identifying, reviewing and evaluating individuals qualified to become Board members and recommending that the Board select director nominees for each annual meeting of the Company’s shareholders;

(c) discharging the Board’s responsibilities relating to the compensation of Company executives; and

(d) administering the Company’s stock option plan and other equity-based compensation plans.

Each of Ms. Casey and Mr. McFadden are independent directors as such term is defined by Rule 5605(a)(2) of the NASDAQ listing standards. The Nominating, Compensation and Stock Option Committee met once during fiscal year 2017 and also acts by unanimous written consent when necessary and appropriate.

The Nominating, Compensation and Stock Option Committee has not adopted a policy or process by which shareholders may make recommendations to the Nominating, Compensation and Stock Option Committee of candidates to be considered by this Nominating, Compensation and Stock Option Committee for nomination for election as Directors. The Nominating, Compensation and Stock Option Committee has determined that it is not appropriate to have such a policy because such recommendations may be informally submitted to and considered by the Nominating, Compensation and Stock Option Committee under its Charter. Shareholders may make such recommendations by giving written notice to Healthcare Services Group, Inc., 3220 Tillman Drive, Suite 300, Bensalem, PA 19020, Attention: Corporate Secretary either by personal delivery or by United States mail, postage prepaid. The Charter of the Nominating, Compensation and Stock Option Committee is provided on the Company’s website, www.hcsg.com. The Nominating, Compensation and Stock Option Committee has not established a formal process for identifying and evaluating nominees for Director, although generally the Nominating, Compensation and Stock Option Committee may use multiple sources for identifying and evaluating nominees for Director, including referrals from current Directors and shareholders. The Nominating, Compensation and Stock Option Committee has identified certain qualifications it believes an individual should possess before it recommends such person as a nominee for election to the Board of Directors.

The Nominating, Compensation and Stock Option Committee believes that nominees for Director should possess the highest personal and professional ethics, integrity, values and judgment and be committed to representing the long-term interests of the Company’s shareholders. The Nominating, Compensation and Stock Option Committee does not have a formal policy with respect to considering diversity in identifying nominees for directors. The Nominating, Compensation and Stock Option Committee believes that racial and gender diversity are important factors in assessing potential board members, but not at the expense of

10	Directors, Executive Officers and Corporate Governance

particular qualifications and experience required to meet the needs of the Board. Furthermore, as part of the Nominating, Compensation and Stock Option Committee’s review of board composition, the board considers diversity of experience and background in an effort to ensure that the composition of directors ensures a strong and effective board. The Nominating, Compensation and Stock Option Committee seeks to ensure that the composition of the Board at all times adheres to the independence requirements of the NASDAQ and reflects a range of talents, skills, and expertise, particularly in the areas of management, leadership, and experience in the Company’s and related industries, sufficient to provide sound and prudent guidance with respect to the operations and interests of the Company.

See below for the Report of the Nominating, Compensation and Stock Option Committee regarding executive compensation.

Code of Ethics and Business Conduct

We have also adopted a Code of Ethics and Business Conduct for directors, officers and employees of the Company. It is intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws as well as other matters. A copy of the Code of Ethics and Business Conduct is posted on our website at www.hcsg.com.

Board Role in Risk Oversight

Our Board is responsible for overseeing the Company’s risk management process. The Board focuses on the Company’s general risk management strategy, including the most significant risks facing the Company, and ensures that appropriate risk mitigation strategies are implemented by management. The Board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters.

The Board has delegated to the Audit Committee oversight of certain aspects of the Company’s risk management process. Among its duties, the Audit Committee oversees the Company’s compliance with legal and regulatory requirements and the Company’s system of disclosure controls and system of internal financial, accounting and legal compliance controls. The Board receives a quarterly update from the Audit Committee, which includes a review of items addressed during prior quarters. Our other Board committees also consider and address risk as they perform their respective committee responsibilities. All committees report to the full Board as appropriate, including when a matter rises to the level of a material risk.

The Company’s management is responsible for day-to-day risk management under the direction of Jason J. Bundick, the Company’s Chief Compliance Officer, General Counsel and Secretary. Our internal audit department serves as the primary monitoring and testing function for Company-wide policies and procedures, and manages the day-to-day oversight of the risk management strategy for the ongoing business of the Company. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, and compliance and reporting levels. The Company conducts an annual review of the Company’s disclosure controls and procedures, code of ethics and billing and sales compliance. To the extent deemed necessary, the Company revises such procedures and policies.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our Board leadership structure supports this approach.

11	Directors, Executive Officers and Corporate Governance

Directors’ Compensation

Directors who are also our employees are not separately compensated for their service as directors. Our non-employee directors received the following aggregate amounts of compensation for the year ended December 31, 2017:

Name	Fees Earned or Paid in Cash	Option Awards (1)(2)	Total
John Briggs (3)	$50,000	$42,609	$92,609
Robert L. Frome (4)	$5,000	$42,609	$47,609
Robert J. Moss (5)	$10,000	$42,609	$52,609
Dino D. Ottaviano (6)	$10,000	$42,609	$52,609
Diane S. Casey	$6,000	$42,609	$48,609
John J. McFadden (7)	$6,000	$42,609	$48,609
Jude Visconto (8)	$25,000	$42,609	$67,609
Daniel P. McCartney (9)	$—	$42,609	$42,609

(1)
The amounts in this column do not reflect compensation actually received by the Director, nor do they reflect the actual value that will be recognized by the Director. Instead, the amounts represent the expense to be recognized for financial statement reporting purposes with respect to the grant date fair value of the 2017 option awards made to each Director. In accordance with FASB ASC Topic 718, the fair value of the options was estimated using the Black-Scholes option valuation model.

(2)	All option awards granted in 2017 become vested and exercisable ratably over a five year period on each yearly anniversary date of the grant.

(3)	Mr. Briggs had vested options to purchase 18,780 shares of Common Stock outstanding as of December 31, 2017.

(4)	Mr. Frome had vested options to purchase 27,508 shares of Common Stock outstanding as of December 31, 2017.

(5)	Mr. Moss had vested options to purchase 18,006 shares of Common Stock outstanding as of December 31, 2017.

(6)	Mr. Ottaviano had vested options to purchase 14,305 shares of Common Stock as of December 31, 2017.

(7)	Mr. McFadden had vested options to purchase 10,004 shares of Common Stock as of December 31, 2017.

(8)	Mr. Visconto had vested options to purchase 1,001 shares of Common Stock as of December 31, 2017.

(9)	Mr. McCartney retired from the Company and the Board as of May 31, 2017, and except as reported under option awards above, he received no compensation from the Company in 2017.

Directors’ Fees

The Company pays each director who is not an employee of the Company $1,000 for each regular or committee meeting of the Board of Directors attended. In addition, Messrs. Visconto and Briggs receive a quarterly retainer of $10,000 with respect to Mr. Visconto’s services as Chairman of the Board of Directors and Mr. Briggs’s services as Chairman of the Audit Committee and as the Audit Committee Financial Expert. In addition, as indicated above under Directors’ Compensation, Directors also receive option awards.

Procedures for Contacting Directors

The Board has established a process for shareholders to send communications to the Board. Shareholders may communicate with the Board generally or a specific director at any time by writing to: Healthcare Services Group, Inc., 3220 Tillman Drive, Suite 300, Bensalem, PA 19020, Attention: Corporate Secretary. The Company reviews all messages received, and forwards any message that reasonably appears to be a communication from a shareholder about a matter of shareholder interest that is intended for communication to the Board of Directors. Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to the Board generally, to the chairman of the Nominating, Compensation and Stock Option Committee. Because other appropriate avenues of communication exist for matters that are not of shareholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of shareholder interest are not forwarded to the Board.

12	Directors, Executive Officers and Corporate Governance

Non Director Executive Officers

Our non-director named executive officers for the 2017 fiscal year are listed below. For biographical information relating to Messrs. Wahl and McBryan, please refer to the Company’s Board nominees under Proposal 1 and the Board Qualifications section of this Proxy Statement.

Name, Age and Principal Occupations
John C. Shea, MBA, CPA, 46, Executive Vice President and Chief Financial Officer since April 2012. Mr. Shea had previously served as Secretary, Vice President of Finance & Chief Accounting Officer. Mr. Shea joined the Company in 2009 as the Director of Regulatory Reporting. Prior to joining the Company, Mr. Shea was a Senior Manager with Ernst & Young’s Transaction Advisory Services.

Jason J. Bundick, Esq., 41, Executive Vice President, General Counsel & Secretary since December 2013. Mr. Bundick joined the Company in 2012 as the Company’s Corporate Counsel. In April 2013, Mr. Bundick was appointed to serve as Chief Compliance Officer. Prior to joining the Company, Mr. Bundick was an attorney with the law firm of Drinker Biddle & Reath LLP for more than five years.

David Hurlock, 43, Executive Vice President and Chief Operating Officer since July 2017. Mr. Hurlock had previously served as Senior Vice President of Operations since January 2013. Mr. Hurlock joined the Company in June 1997.

Andrew W. Kush, 40, Executive Vice President and Chief Administrative Officer since June 2017. Mr. Kush had previously served as Senior Vice President of Human Resources & Risk Management since January 2013. Mr. Kush joined the Company in January 2010 as the Vice President of Human Resources. Prior to joining the Company, Mr. Kush was a Vice President of Risk Management with PNC Financial Services Group, Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s Directors, executive officers and 10% shareholders to file with the SEC and NASDAQ initial reports of ownership and reports of changes in ownership of the Company’s Common Stock. Directors and executive officers are required to furnish the Company with copies of all Section 16(a) reports which they file.

To the Company’s knowledge, based solely on review of the copies of these reports furnished to the Company and written representations that no other reports were required, during 2017 all Section 16(a) filing requirements applicable to its directors and executive officers were complied with, other than a filing by Diane Casey which was one day late.

Sarbanes-Oxley Act Compliance

Sarbanes-Oxley sets forth various requirements for public companies and directs the SEC to adopt additional rules and regulations.

Currently, the Company believes it is in compliance with all applicable laws, rules and regulations arising from Sarbanes-Oxley. The Company intends to comply with any additional rules and regulations adopted by the SEC pursuant to Sarbanes-Oxley no later than the time they become applicable to the Company.

13	Directors, Executive Officers and Corporate Governance

Audit Committee Report

The members of the Audit Committee from January 1, 2017 to December 31, 2017 were Messrs. John M. Briggs, Robert J. Moss and Dino Ottaviano. The Audit Committee met five times during the fiscal year ended December 31, 2017. The Audit Committee is responsible for the appointment of the Independent Auditors for each fiscal year, recommending the discharge of the Independent Auditors to the Board and confirming the independence of the Independent Auditors. It is also responsible for: reviewing and approving the scope of the planned audit, the results of the audit and the Independent Auditors’ compensation for performing such audit; reviewing the Company’s audited financial statements; and reviewing and approving the Company’s internal accounting controls and disclosure procedures, and discussing such controls and procedures with the Independent Auditors.

The Audit Committee adopted an Amended and Restated Audit Committee Charter on February 12, 2004, a copy of which is available on the Company’s website at www.hcsg.com.

The Company’s Independent Auditors are responsible for auditing the financial statements, as well as auditing the Company’s internal controls over financial reporting. The activities of the Audit Committee are in no way designed to supersede or alter those traditional responsibilities. The Audit Committee’s role does not provide any special assurances with regard to the Company’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the Independent Auditors.

In connection with the audit of the Company’s financial statements for the year ended December 31, 2017, the Audit Committee met with representatives from Grant Thornton LLP, the Company’s Independent Auditors, and the Company’s internal auditor. The Audit Committee reviewed and discussed with Grant Thornton LLP and the Company’s internal auditor, the Company’s financial management and financial structure, as well as the matters relating to the audit required by the Public Company Accounting Oversight Board Auditing Standard.

The Audit Committee and Grant Thornton LLP also discussed Grant Thornton LLP’s independence. In November 2017, the Audit Committee received from Grant Thornton LLP the written disclosures and the letter regarding Grant Thornton LLP’s independence required by Public Company Accounting Oversight Board Rule 3526.

In addition, the Audit Committee reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2017, as well as management’s assessment of internal controls over financial reporting.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the Company’s financial statements audited by Grant Thornton LLP, as well as the audit of the Company’s internal controls over financial reporting be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

AUDIT COMMITTEE
John M. Briggs, Chairman
Robert J. Moss
Dino D. Ottaviano

14	Audit Committee Report

Nominating, Compensation and Stock Option Committee Report

The compensation of the President and Chief Executive Officer of the Company is determined by the Nominating, Compensation and Stock Option Committee. Such Committee’s determinations regarding such compensation are based on a number of factors including, in order of importance:

•	Consideration of the operating and financial performance of the Company, primarily its income before income taxes during the preceding fiscal year, as compared with prior operating periods;

•	Attainment of a level of compensation designed to retain a superior executive in a highly competitive environment; and

•	Consideration of the individual’s overall contribution to the Company.

In consultation with the President and Chief Executive Officer of the Company, the Nominating, Compensation and Stock Option Committee develops guidelines and reviews the compensation and performance of the other executive officers of the Company, as well as any management fees paid by the Company for executive services, and sets the compensation of the executive officers of the Company and/or any management fees paid by the Company for executives services. In addition, the Nominating, Compensation and Stock Option Committee makes recommendations to the Board of Directors with respect to incentive-compensation plans and equity-based plans, and establishes criteria for the granting of options in accordance with such criteria; and administers such plans. The Nominating, Compensation and Stock Option Committee reviews major organizational and staffing matters. In consultation with the President and Chief Executive Officer of the Company, the Nominating, Compensation and Stock Option Committee oversees the development and growth of executive management personnel. With respect to director compensation, the Nominating, Compensation and Stock Option Committee designs a director compensation package of a reasonable total value based on comparisons with similar firms and aligned with long-term shareholder interests. Finally, the Nominating, Compensation and Stock Option Committee reviews director compensation levels and practices, and may recommend, from time to time, changes in such compensation levels and practices to the Board of Directors, with equity ownership in the Company encouraged. The Nominating, Compensation and Stock Option Committee’s charter provides that the Nominating, Compensation and Stock Option Committee shall have the authority to obtain advice and seek assistance from internal and external legal, accounting and other advisors.

The Nominating, Compensation and Stock Option Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

NOMINATING, COMPENSATION AND STOCK OPTION COMMITTEE
Diane S. Casey, Chairman
John J. McFadden

15	Nominating, Compensation and Stock Option Committee Report

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Objectives

We refer to our President and Chief Executive Officer, the Chief Financial Officer and each of our other three most highly compensated executive officers as our Named Executive Officers (“NEOs”). As described below, their compensation was based on performance and their level of responsibility. Our Nominating, Compensation and Stock Option Committee (“NCSO Committee”) believes that the compensation paid is consistent with the principle that compensation plans of senior operational officers should be closely aligned with our performance on both a short-term and long-term basis to create value for shareholders, and that such compensation should assist us in attracting and retaining key executives critical to our long-term success.

In establishing compensation for executive officers, the following are the objectives of the Company and the NCSO Committee:

•	Attract and retain individuals of superior ability and managerial talent;

•	Ensure officer compensation is aligned with our corporate strategies, business objectives and the long-term interests of our shareholders; and

•
Enhance the officers’ incentive to maximize shareholder value, as well as promote retention of key personnel, by providing a portion of total compensation for management in the form of direct ownership in the Company through stock options and other stock-based compensation plans.

To achieve these objectives, our overall compensation program aims to pay our NEOs competitively, consistent with our success and their contribution to that success. To accomplish this we rely on programs that provide compensation in the form of both cash and equity. Although our NCSO Committee has not adopted any formal guidelines for allocating total compensation between cash and equity, the NCSO Committee considers the balance between providing short-term and long-term incentives which are designed to help align the interests of management with the interests of shareholders. To support these objectives, the Company’s executive compensation programs have the following characteristics:

What we do:		What we don’t do:
✓	Significant share ownership requirements for senior executives	✗	No employment agreements containing special severance payments such as golden parachutes
✓	Double-trigger requirements for vesting of time-based awards	✗	No hedging or engaging in derivative transactions related to Company shares
✓	Limit on payout amount of performance-based compensation for Chief Executive Officer	✗	No gross-up payments to cover income taxes related to executive compensation
✓	Majority of NEO compensation is “at-risk”	✗	No repricing or backdating of stock options
✓	Balance between short-term and long-term compensation	✗	No retirement programs that are specific to executive officers

The NCSO Committee conducts an annual review of the aggregate level of our executive compensation, as well as the mix of elements used to compensate our executive officers. In addition, the NCSO Committee has historically taken into account input from other independent members of our Board and, to the extent available, publicly available data relating to the compensation practices and policies of other companies within and outside our industry. The NCSO Committee believes that gathering information about the compensation practices of other companies is an important part of our compensation-related decision-making process. However, we are unaware of any other public company that is specifically engaged in the Company’s business and which provides housekeeping and food services solely to the health care industry and primarily to the long-term care segment of the industry. Therefore, if and when collected, market data is just one factor that the NCSO Committee considers.

The overwhelming majority of votes cast at the 2017 Annual Meeting of Shareholders approved, on an advisory basis, the compensation of the Company’s NEOs (“say-on-pay”). The NCSO Committee considered that support in its efforts to align the Company’s executive compensation policies with long-term shareholder interests.

16	Executive Compensation

Determination of Compensation Awards

The compensation of the President and Chief Executive Officer of the Company is determined by the NCSO Committee. Such determinations regarding compensation are based on a number of factors including, in order of importance:

•	Consideration of the operating and financial performance of the Company, primarily its income before income taxes during the preceding fiscal year, as compared with prior operating periods;

•	Attainment of a level of compensation designed to retain a superior executive in a highly competitive environment; and

•	Consideration of the individual’s overall contribution to the Company.

Compensation for the NEOs (referred to in the summary compensation table) other than the President and Chief Executive Officer, is determined by the President and Chief Executive Officer in consultation with the NCSO Committee, taking into account the same factors considered in determining the President and Chief Executive Officer’s compensation as described above.

The Company applies a consistent approach to compensation for all employees, including senior management. This approach is based on the belief that the achievements of the Company result from the coordinated efforts of all employees working toward common objectives.

2017 Review of Compensation

In 2017, the NCSO Committee engaged a third-party consultant, Willis Towers Watson, to review its Chief Executive Officer’s compensation program and recommend changes to the compensation and design, as appropriate. The review took account of a number of factors, including: our business strategy and operations, our compensation objectives, the views of our shareholders and proxy advisors whom many of them engage, and practices and levels in a select peer group of companies.

The selected peer group consists of companies that are perceived as competitors by the Company, operate in similar industries, are of similar size and scope, and/or have similar employee bases. That peer group consists of the following:

●	ABM Industries Incorporated	●	J&J Snack Foods Corp.
●	Amedisys, Inc.	●	ServiceMaster Global Holdings, Inc.
●	AMN Healthcare Services, Inc.	●	Snyder’s-Lance, Inc.
●	Chemed Corporation	●	The Brink’s Company
●	Clean Harbors, Inc.	●	The Providence Service Corporation
●	CoreCivic, Inc.	●	UniFirst Corporation
●	G&K Services, Inc.

Based on the Company’s size relative to the peer group, the NCSO Committee referenced a range around the peer group 50th percentile when reviewing total compensation levels for the Chief Executive Officer.

17	Executive Compensation

The updates to the compensation program for the Chief Executive Officer and other NEOs as a result of this review, along with their rationale, are summarized in the following table:

Compensation Program Review	Highlights		Rationale
Formalization of annual incentive program	s	Adopt primary performance metric of income before income taxes	s	Desire to increase transparency and demonstrate objectivity in determining annual incentive payments

	s	Retain quantifiable operational performance metrics for other NEOs
			s	Feedback suggested consideration of annual incentive arrangements that were not wholly discretionary
	s	Individual opportunities defined as percentage of the Company’s income before income taxes

	s	Maximum payment for the CEO of two-times salary	s	Income before income taxes is an important financial metric to the Company and our shareholders

	s	CEO can elect to receive part of the annual incentive in stock
			s	The ability for the CEO to take bonus in the form of stock, reinforces our ownership culture as we transition away from a founder CEO

Assessment of Long-Term Equity Award Approach	s
The NCSO Committee believes that the use of stock options continues to provide direct alignment to sustainable shareholder value creation, aligning our NEOs’ interests with those of our shareholders, reinforced by the use of restricted stock which also helps retain our successful leadership team
			s	In light of feedback, the NCSO Committee has reviewed the current practice of awarding long-term equity as a mix of stock options and restricted stock

			s	Given the Company currently does not provide guidance or set targets externally, the NCSO Committee determined the current approach remains optimal

			s	Furthermore, the NCSO Committee believes a five-year vesting period for all awards further enhances the focus on long-term sustainable performance

Share Ownership Guidelines	s	Formally adopt share ownership guidelines and a retention requirement for executive officers with effect from January 1, 2018	s
Due to a pre-existing ‘ownership culture’, which meant there were significant levels of stock ownership among the leadership team, the NCSO Committee had not historically seen the need to adopt formal guidelines

	s	CEO required to hold stock worth six-times base salary

			s	However, to be responsive to shareholder feedback the NCSO has formalized arrangement from 2018
	s	Other NEOs required to hold stock worth two-times base salary

	s	Retention requirements apply if guideline not achieved within five years	s	All NEOs already exceed their respective stock ownership guideline

Adoption of double trigger requirements on a change in control	s	On a change in control, stock awards will now be subject to double trigger requirements	s	A review of market practices, investor guidelines and shareholder feedback indicated a shift to double-trigger would be appropriate

During 2018 the NCSO Committee intends to consider the adoption of a clawback policy which would apply to future incentive awards. Details of this review will be disclosed next year.

Elements of Compensation

Base Salary.    Base salaries for our executives are established based on the scope of their responsibilities and individual experience, taking into account competitive market compensation paid by companies in our industry. Base salaries are reviewed annually, and may be adjusted to take account of changes in responsibilities, individual performance, experience and general market competitiveness relative to our industry. For 2017 there were no changes to base salary for executive officers in their role at the start of the year.

18	Executive Compensation

Annual salaries for our NEOs, reflecting their roles and responsibilities as indicated by their titles are summarized below:

Named Executive Officer	Title	2017 Annual Salary	Change from 2016
Theodore Wahl	President & Chief Executive Officer & Director	$1,005,108	0%
John C. Shea	Executive Vice President & Chief Financial Officer	$450,000	0%
Michael E. McBryan(1)	Executive Vice President & Chief Revenue Officer & Director	$102,492	0%
David Hurlock(2)	Executive Vice President & Chief Operating Officer	$286,058	N/A
Andrew W. Kush(2)	Executive Vice President & Chief Administrative Officer	$324,518	N/A

(1)	Mr. McBryan’s compensation and pay mix reflects his role as Chief Revenue Officer

(2)	Mr. Hurlock and Mr. Kush became executive officers in 2017.

Performance-Based Compensation.    We structure our annual incentive program to reward certain executive officers based on the Company’s performance and our evaluation of the individual executive’s contribution to that performance. This allows executive officers to receive a significant portion of their compensation based on the results that they helped us to achieve.

Performance-based compensation for our executive officers is defined as a percentage of the Company’s operating income. This reflects the importance of operating income in assessing our overall performance, providing line of sight to both top-line growth and the appropriate management of costs. This aligns with our strategic focus and Company Vision - To Be THE Choice For Our Customers - resulting in retention of and growth in relationships through good customer service, expansion of our services, effective execution in all that we do, and cost management.

For NEOs other than the Chief Executive Officer, percentages can be modified up or down based on other aspects of quantifiable financial and operational performance that the executive officers are accountable for. Examples of the performance taken into account include facility growth, profitability, client retention and satisfaction, and overall management of their functional area. No judgement is applied in determining the total value of performance-based compensation for the Chief Executive Officer given his direct accountability to shareholders for our overall financial performance.

Performance-based compensation is subject to an overall maximum of two-times base salary for the Chief Executive Officer. The total performance-based compensation earned by Mr. Wahl for 2017 was $951,668, with $333,084 received as cash and the balance of $618,583 received in the form of shares of Company stock in 2018. Details of the performance based compensation for other NEOs is set out in the Summary Compensation Table.

Discretionary Long-Term Equity Incentive Awards.    The NCSO Committee is responsible for approving the population of individuals who will be granted equity awards, the number of equity awards each individual will receive, the option price per share (if applicable), and the vesting and exercise period (if applicable) of each award. Guidelines for the number of equity awards granted to each executive officer are determined using a procedure approved by the NCSO Committee based upon several factors, including the executive officer’s salary level, individual contributions to the Company’s performance and the value of the equity award at the time of grant. We grant equity awards at the fair market value of the underlying stock on the date of grant.

Long-term equity incentive awards are currently granted as a combination of stock options and restricted stock. Given the Company does not provide guidance or set targets externally, the NCSO Committee determined that this approach remains appropriate. The NCSO Committee believes that the use of stock options and restricted stock provides a clear incentive to the NEOs to deliver long-term sustainable and profitable growth which translates into value creation for our shareholders, in a responsible way. The vesting of awards is phased over a period of five-years to reinforce this long-term focus.

In making its decision to grant these awards, the NCSO Committee considered the competitive challenges to our business and the commitments of time, energy and expertise our executive officers have expended to meet these challenges and foster the growth and financial position of the Company.

19	Executive Compensation

The following awards were granted during 2017 to our NEOs:

Named Executive Officer	Stock Options (#)	Restricted Stock (#)	Total Grant Date Fair Value
Theodore Wahl	30,000	30,000	$1,437,000
John C. Shea	1,650	9,650	$394,075
Michael E. McBryan	15,000	3,125	$250,863
David Hurlock	7,500	7,906	$443,911
Andrew W. Kush	6,000	8,500	$385,850

The NCSO Committee has also granted stock options to all other levels of Company management and key employees providing collective alignment. In January 2018, 2017 and 2016, the NCSO Committee granted options to purchase an aggregate of approximately 125,000, 95,000 and 75,000 shares of Common Stock, respectively, to our current NEOs and directors. In January 2018, 2017 and 2016, the NCSO Committee granted restricted stock units and restricted stock awards of an aggregate of approximately 54,000, 59,000, and 23,000 shares, respectively, to our NEOs. See the table entitled Grant of Plan-Based Awards included in this proxy statement for more information on the 2017 grants.

Deferred Compensation Plan.    We have a Supplemental Executive Retirement Plan (the “SERP”) for certain executives and key employees. The SERP is not qualified under Section 401 of the Internal Revenue Code of 1986, as amended. The SERP allows participants to defer up to 25% of their earned income on a pre-tax basis. As of the last day of each plan year, each participant will receive a 25% match of up to 15% of their deferral in the form of our Common Stock based on the then current market value. SERP participants fully vest in our matching contribution three years from the first day of the initial year of participation. The income deferred and our matching contributions are unsecured and subject to the claims of our general creditors. Under the SERP, we are authorized to issue up to 1,013,000 shares of our Common Stock to our employees. Pursuant to such authorization, approximately 399,000 shares are available for future grant at December 31, 2017. In the aggregate, as of December 31, 2017 and since the initiation of the SERP, the Company’s 25% match has resulted in approximately 614,000 shares being issued to the trustee. At the time of issuance, such shares are accounted for at cost, as treasury stock. At December 31, 2017, approximately 257,000 of such shares are vested and remain in the respective active participants’ accounts.

Employee Stock Purchase Plan.    We have an Employee Stock Purchase Plan (“ESPP”) for all eligible employees. All full-time and certain part-time employees who have completed two years of continuous service with us are eligible to participate. In August 2016, the Board of Directors extended the ESPP for an additional five offerings through 2021. Annual offerings commence and terminate on the respective year’s first and last calendar day. Under the ESPP, we are authorized to issue up to 4,050,000 shares of our Common Stock to our employees. Pursuant to such authorization, we have 2,255,000 shares available for future grant at December 31, 2017. Furthermore, under the terms of the ESPP, eligible employees may contribute through payroll deductions up to $21,250 (85% of IRS limitation) of their compensation toward the purchase of the Company’s Common Stock. No employee may purchase Common Stock which exceeds $25,000 in fair market value (determined on the date of grant) for each calendar year. The price per share is equal to the lower of 85% of the fair market price on the first day of the offering period, or 85% of the fair market price on the day of purchase.

Other Elements of Compensation and Perquisites.

Medical Insurance.    We provide to each NEO and their respective spouses and children such health, dental and optical insurance as we may from time to time make available to our management employees. This insurance requires an employee co-payment of the insurance premium.

Life and Disability Insurance.    We provide to each NEO such disability and/or life insurance as we in our sole discretion may from time to time make available to our other management employees.

Automobile Allowance.    We provide some NEOs with an automobile allowance during the term of their employment with us as we in our sole discretion may from time to time make available to our other management employees.

Sporting Event Tickets.    We obtain season tickets for several Philadelphia sports teams. Although these tickets are intended to be used for entertaining clients, unused tickets are made available to employees, including the NEOs, for personal use.

20	Executive Compensation

Compensation Risks

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the NCSO Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.

The Company has structured its compensation program so that certain employees are incentivized primarily on their ability to achieve revenue and profit objectives of the customer accounts under their supervision and generate new business. Additionally, incentive compensation is earned on the achievement of certain non-financial objectives at levels across the Company, such as recruiting and developing future management personnel, reviewing subordinate employees, maintaining good client relations and compliance with Company operational reporting requirements. The Company believes that elements of this incentive policy may be subject to abuse. Specifically, the Company recognizes that incentivizing employees for new business generation could result in employees entering into agreements without conducting proper due diligence or an appropriate analysis of the creditworthiness of the prospective client. Similarly, employees may be tempted to hire employees prior to their quarterly review in order to meet their recruitment goals. The Company recognizes that managers may be tempted to give better performance reviews of their subordinates in order to boost the appearance of their own performance. Also, the Company recognizes that in preparing budgets upon which an employee will be reviewed, an employee may seek to be too conservative in his or her estimates in order to more easily achieve performance targets. The Company has carefully designed its compensation policies and practices to diminish the potential abuses inherent in such programs to avoid unnecessary risks to the Company and its shareholders.

One of the ways in which the NCSO Committee believes the chance of inappropriate risk-taking is indirectly mitigated is the high levels of stock ownership among our senior leaders. In response to feedback, the NCSO Committee has adopted a formal stock ownership program, detailed below.

Stock Ownership Guidelines

As of January 1, 2018, the NCSO Committee adopted stock ownership guidelines for the Company’s executive officers. The guidelines provide that for the Company’s executive officers in place as of January 1, 2018, the executive officers should hold an amount of Company stock with a value that is at least equal to a specified multiple of their base salary within five years of the adoption of the guidelines. Future executive officers must attain the guideline ownership within five years of the date that the executive officer becomes an executive officer. In accordance with this policy, the President and Chief Executive Officer is required to hold stock with a value of at least six times his or her base salary, while the Company’s other executive officers are required to hold stock with a value of at least two times their base salary.

Stock ownership includes shares owned outright, unvested restricted stock and restricted stock units, and stock equivalents held under deferred compensation arrangements. Additionally, one-half of the guidelines may be met by vested, in-the-money stock options held by the executive. If an executive does not meet their ownership requirement on the applicable measurement date, the executive must retain all net shares from the exercise of stock options and the vesting of restricted stock and restricted stock units until compliance is achieved. As of December 31, 2017, all NEOs had stock holdings that were in compliance with the stock ownership guidelines.

Named Executive Officer	Ownership Requirement (% of salary)	Current Ownership (% of salary)	Current Ownership (% of requirement)
Theodore Wahl	600%	1,677%	279%
John C. Shea	200%	315%	158%
Michael E. McBryan	200%	3,021%	1,510%
David Hurlock	200%	473%	236%
Andrew W. Kush	200%	350%	175%

Change of Control

In April 2018, the Board amended the terms of the 2012 Equity Incentive Plan to include a “double trigger” approach to vesting of stock awards upon a change in control, rather than providing vesting solely upon such change in control (a “single trigger” approach). Under the double trigger, vesting would occur if a change in control occurs and the outstanding equity awards are not fully assumed, or where the outstanding equity awards are fully assumed by the resulting entity and the participant is subsequently terminated or resigns for good reason. We believe the double trigger provides adequate employment protections and reduces, for the stockholders’ benefit, potential transaction costs associated with the awards.

21	Executive Compensation

Summary Compensation Table

The following table sets forth certain information regarding compensation paid or accrued during the Company’s prior three fiscal years, as applicable, for the Company’s President and Chief Executive Officer, Chief Financial Officer and the three highest paid executive officers serving at the end of 2017 (the NEOs).

		Salary	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	Nonqualified Deferred Compensation Earnings	All Other Compensation(3)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)
Theodore Wahl	2017	1,005,108	1,799,983	255,600	333,084	37,692	10,095	3,441,562
President & Chief Executive Officer & Director	2016	1,005,108	512,100	111,900	—	37,692	10,900	1,677,700
	2015	1,005,376	227,250	99,600	—	37,702	8,616	1,378,544
John C. Shea	2017	450,000	380,017	14,058	66,483	18,718	5,822	935,098
Executive Vice President & Chief Financial Officer	2016	450,000	73,401	12,309	—	16,875	5,832	558,417
	2015	450,000	49,995	10,956	—	16,875	3,776	531,602
Michael E. McBryan	2017	102,492	123,063	127,800	888,000	37,143	12,150	1,290,648
Executive Vice President & Chief Revenue Officer & Director	2016	102,492	106,688	111,900	888,000	37,143	12,100	1,258,323
	2015	106,434	75,750	99,600	868,406	36,557	13,000	1,199,747
David Hurlock (3)	2017	286,058	380,011	63,900	189,644	17,302	12,700	949,615
Executive Vice President & Chief Operating Officer

Andrew W. Kush (4)	2017	324,518	334,730	51,120	199,448	12,562	—	922,378
Executive Vice President & Chief Administrative Officer

(1)
The total amounts in these columns do not reflect compensation actually received by the NEO, nor do they reflect the actual value that will be recognized by the NEO. Instead, the amounts reflect the aggregate grant date fair value of restricted stock and restricted stock unit awards, incentive awards received in stock, ESPP awards and stock option awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. A more detailed discussion of the assumptions used in calculating these values may be found in Note 9 of the Notes to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2017. Refer also to the Compensation Discussion and Analysis for further information.

(2)	Amounts shown in this column represent annual performance-based cash payments under the annual incentive program, as described in the Compensation Discussion and Analysis.

(3)	Includes automobile allowance, contributions paid by the Company towards employee’s health insurance premiums and personal use of tickets for sporting events.

(4)	Mr. Hurlock became an executive officer in 2017. Prior thereto, he was a Senior Vice President of Operations.

(5)	Mr. Kush became an executive officer in 2017. Prior thereto, he was the Senior Vice President of Human Resources & Risk Management.

22	Executive Compensation

Grant of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards made by us during the year ended December 31, 2017, to each of the NEOs.

	Grant Date	Date Award Approved	Estimated Future Payouts Under Equity Incentive Plan Awards(1)	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Options Awards	Grant Date Fair Value of Stock and Option Awards
Name			Target (#)	(#)	(#)	($/sh)	($)
Theodore Wahl	1/4/2017	12/15/2016	—	30,000	30,000	$39.38	$1,437,000
	1/4/2017	12/15/2016	12,839	—	—	$48.18	$618,583
John C. Shea	1/4/2017	12/15/2016	—	9,650	1,650	$39.38	$394,075
Michael E. McBryan	1/4/2017	12/15/2016	—	3,125	15,000	$39.38	$250,863
David Hurlock	1/4/2017	12/15/2016	—	1,500	7,500	$39.38	$122,970
	9/7/2017	12/15/2016	—	6,406	—	$50.10	$320,941
Andrew W. Kush	1/4/2017	12/15/2016	—	8,500	6,000	$39.38	$385,850

(1)	Represents the shares received during 2018 as a result of Mr. Wahl’s election to receive a portion of his 2017 performance-based compensation in Company stock.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The Company has not entered into employment contracts with any of the NEOs. No previously granted options or other equity-based awards were re-priced or otherwise materially modified during the fiscal year ended December 31, 2017. As set forth above in the “Compensation Discussion and Analysis,” the Company believes that part of the compensation for the NEOs should be in the form of long-term equity grants so as to align the interests of the NEOs with the Company’s shareholders. In accordance with these objectives, Messrs. Wahl, Shea, McBryan, Hurlock, and Kush received stock options to purchase 30,000, 1,650, 15,000, 7,500 and 6,000 shares of Common Stock, respectively, and restricted stock units of 30,000, 9,650, 3,125, 7,906 and 8,500, respectively. These stock options and restricted stock awards vest over five years, as an incentive to the NEOs to increase the long-term value of the Company and thereby increase the value of its Common Stock.

23	Executive Compensation

Outstanding Equity Awards at December 31, 2017

The following table summarizes the outstanding equity awards of each of the NEOs as of December 31, 2017:

		Option Awards				Stock Awards
Name	Grant Date (1)	Vested, Exercisable	Unvested	Option Exercise Price	Option Expiration Date	Unvested (2)	Market Value of Unvested (3)
Theodore Wahl	1/5/2009	7,500	—	$10.3867	1/5/2019	—	$—
	1/4/2010	11,250	—	$14.3067	1/4/2020	—	$—
	1/6/2011	15,000	—	$16.1100	1/6/2021	—	$—
	1/5/2012	15,000	—	$17.5000	1/5/2022	—	$—
	1/4/2013	12,000	3,000	$23.5000	1/4/2023	200	$10,544
	1/3/2014	9,000	6,000	$28.0200	1/3/2024	1,500	$79,080
	1/5/2015	6,000	9,000	$30.3000	1/5/2025	4,500	$237,240
	1/4/2016	3,000	12,000	$34.1400	1/4/2026	12,000	$632,640
	1/4/2017	—	30,000	$39.3800	1/4/2027	30,000	$1,581,600

John C. Shea	1/5/2012	5,000	—	$17.5000	1/5/2022	—	$—
	1/4/2013	4,000	1,000	$23.5000	1/4/2023	70	$3,690
	1/3/2014	3,750	2,500	$28.0200	1/3/2024	250	$13,180
	1/5/2015	660	990	$30.3000	1/5/2025	990	$52,193
	1/4/2016	330	1,320	$34.1400	1/4/2026	1,720	$90,678
	1/4/2017	—	1,650	$39.3800	1/4/2027	9,650	$508,748

Michael E. McBryan	1/6/2011	15,000	—	$16.1100	1/6/2021	—	$—
	1/5/2012	15,000	—	$17.5000	1/5/2022	—	$—
	1/4/2013	12,000	3,000	$23.5000	1/4/2023	200	$10,544
	1/3/2014	9,000	6,000	$28.0200	1/3/2024	750	$39,540
	1/5/2015	6,000	9,000	$30.3000	1/5/2025	1,500	$79,080
	1/4/2016	3,000	12,000	$34.1400	1/4/2026	2,500	$131,800
	1/4/2017	—	15,000	$39.3800	1/4/2027	3,125	$164,750

David Hurlock	1/4/2013	4,000	1,000	$23.5000	1/4/2023	70	$3,690
	1/3/2014	3,750	2,500	$28.0200	1/3/2024	250	$13,180
	1/5/2015	3,000	4,500	$30.3000	1/5/2025	675	$35,586
	1/4/2016	1,500	6,000	$34.1400	1/4/2026	1,200	$63,264
	1/4/2017	—	7,500	$39.3800	1/4/2027	1,500	$79,080
	9/7/2017	—	—	$50.1000	—	6,406	$337,724

Andrew W. Kush	1/6/2011	2,000	—	$16.1100	1/6/2021	—	$—
	1/5/2012	5,000	—	$17.5000	1/5/2022	—	$—
	1/4/2013	4,000	1,000	$23.5000	1/4/2023	—	$—
	1/3/2014	3,000	2,000	$28.0200	1/3/2024	140	$7,381
	1/5/2015	2,000	3,000	$30.3000	1/5/2025	375	$19,770
	1/4/2016	1,200	4,800	$34.1400	1/4/2026	800	$42,176
	1/4/2017	—	6,000	$39.3800	1/4/2027	8,500	$448,120

(1) Options and stock awards vest 20% per year on the anniversary of the grant date for each of the five years subsequent to the grant date.
(2) Unless otherwise noted herein, restricted stock awards vest at the rate of 20% annually, commencing on the first anniversary from the grant date, subject to accelerated vesting upon certain terminations of employment following certain corporate transactions involving the Company. The shares of common stock underlying the restricted stock awards will be issued upon vesting.
(3) Valued based on the closing price of a share of the Company’s Common Stock on December 31, 2017 as reported on the NASDAQ Global Select Market ($52.72).

24	Executive Compensation

Option Exercises and Stock Vested During 2017

The following table sets forth information concerning the option exercises and stock vested of each of the NEOs during the year ended December 31, 2017:

	Option Awards		Stock Awards
	Number of Shares Acquired On Exercise	Value Realized on Exercise	Number of Shares Acquired On Vesting	Value Realized on Vesting
Name	(#)	($)	(#)	($)
Theodore Wahl	—	$—	5,450	$213,646
John C. Shea	4,750	$171,830	955	$37,424
Michael E. McBryan	45,000	$1,723,840	1,700	$66,526
David Hurlock	2,000	$60,800	720	$28,198
Andrew W. Kush	—	$—	395	$15,468

Nonqualified Deferred Compensation

The following table sets forth information concerning the non-qualified deferred compensation of each of the NEOs during the year ended December 31, 2017, as well as the aggregate balance of non-qualified deferred compensation as of December 31, 2017.

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Balance at Last FYE
Theodore Wahl	$150,766	$37,692	$418,814	$2,139,438
John C. Shea	$74,872	$18,718	$146,197	$754,057
Michael E. McBryan	$247,623	$37,143	$1,052,677	$5,561,465
David Hurlock	$69,735	$17,434	$224,572	$1,096,412
Andrew W. Kush	$50,248	$12,562	$74,707	$384,870

Pay Ratio Disclosure

At December 31, 2017, we had over 54,000 employees, all located in the United States. Our diverse employee population varies significantly in experience, education, specialized training and status (full-time, part-time or temporary). Regardless of the employee’s role in the organization or their location, the process for setting employee compensation is the same: local market competitive data is reviewed to set base pay rates. Individual compensation is then adjusted from these base pay rates to reflect the individual’s role and responsibilities, as well as his or her experience, education, specialized training and overall performance.

We determined the total annual compensation for our employees for the year ending December 31, 2017 using data from our payroll records for the month of December 2017, which we then extrapolated for the full year of 2017. The components of total annual compensation for our employees are the same as those used to determine the total compensation of our NEOs for the purposes of the Summary Compensation table. We did not annualize the compensation for employees in temporary positions or make any full-time equivalent adjustments. The results were then ranked, excluding the President and Chief Executive Officer, from lowest to highest, and the median employee was identified. We then compared the total annual compensation of the median employee to that of the President and Chief Executive Officer. The total annual compensation of the median employee for the year ended December 31, 2017 was $19,271. For the year ended December 31, 2017, the ratio of our President and Chief Executive Officer’s total annual compensation to that of our median employee was approximately 179:1.

The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

25	Executive Compensation

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April 2, 2018, regarding the beneficial ownership of Common Stock by each person or group known by the Company to own: (i) 5% or more of the outstanding shares of Common Stock, (ii) each director and director nominee of the Company, (iii) the Named Executive Officers as defined in Item 402(a)(3) of Regulation S-K and (iv) all current directors and executive officers of the Company as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted.

Name and Beneficial Owner or Group (1)	Amount and Nature of Beneficial Ownership		Percent of Class (2)
BlackRock, Inc. (3)	9,143,357	(4)	12.4%
The Vanguard Group, Inc. (3)	7,188,247	(5)	9.7%
Theodore Wahl	332,784	(6)	-	(19)
Michael E. McBryan	126,116	(7)	-	(19)
Robert L. Frome	53,011	(8)	-	(19)
John M. Briggs	42,361	(9)	-	(19)
David Hurlock	30,243	(10)	-	(19)
Andrew W. Kush	26,853	(11)	-	(19)
John C. Shea	26,064	(12)	-	(19)
Robert J. Moss	21,007	(13)	-	(19)
Dino D. Ottaviano	18,351	(14)	-	(19)
John J. McFadden	15,006	(15)	-	(19)
Diane S. Casey	5,002	(16)	-	(19)
Jude Visconto	3,002	(17)	-
Daniela Castagnino	-		-
Directors and Executive Officers as a group (13 persons)	712,143	(18)	1.0%

(1)	Unless otherwise indicated, the address of all persons is c/o Healthcare Services Group, Inc., 3220 Tillman Drive, Suite 300, Bensalem, PA 19020.

(2)	Based on 73,739,000 shares of Common Stock outstanding at April 2, 2018.

(3)	The address of Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055.
The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(4)
According to a Schedule 13G filed by BlackRock, Inc. on January 19, 2018, it has total beneficial ownership of 9,143,357 shares. Such beneficial ownership includes sole voting power with respect to 8,994,489 shares, and sole dispositive power with respect to 9,143,357 shares.

(5)
According to a Schedule 13G filed by The Vanguard Group, Inc. on February 9, 2018, it has total beneficial ownership of 7,188,247 shares. Such beneficial ownership includes sole voting power with respect to 139,855 shares, shared voting power with respect to 15,255 shares, sole dispositive power with respect to 7,039,684 shares and shared dispositive power with respect to 148,563 shares.

(6)
Theodore Wahl’s beneficial ownership includes incentive stock options to purchase 46,556 shares, and nonqualified stock options to purchase 50,194 shares, all currently exercisable, and 11,292 shares credited to Mr. Wahl’s account (but unissued) in connection with the Company’s SERP. Additionally, it includes 83,264 and 30,002 shares held by Mr. Wahl’s wife and minor children, respectively.

(7)
Michael E. McBryan’s beneficial ownership includes incentive stock options to purchase 20,320 shares and nonqualified stock options to purchase 54,680 shares, all currently exercisable, and 34,979 shares credited to Mr. McBryan’s account (but unissued) in connection with the Company’s SERP.

26	Security Ownership of Certain Beneficial Owners and Management

(8)	Robert L. Frome’s beneficial ownership includes nonqualified stock options to purchase 32,510 shares, all currently exercisable.

(9)	John M. Briggs’ beneficial ownership includes nonqualified stock options to purchase 23,782 shares, all currently exercisable.

(10)
David Hurlock’s beneficial ownership includes incentive stock options to purchase 11,932 shares and nonqualified stock options to purchase 7,068 shares, all currently exercisable and 6,248 shares credited to Mr. Hurlock’s account (but unissued) in connection with the Company’s SERP.

(11)
Andrew W. Kush’s beneficial ownership includes incentive stock options to purchase 19,201 shares and nonqualified stock options to purchase 3,399 shares, all currently exercisable and 2,089 shares credited to Mr. Kush’s account (but unissued) in connection with the Company’s SERP.

(12)
John C. Shea’s beneficial ownership includes incentive stock options to purchase 16,980 shares, all currently exercisable and 3,713 shares credited to Mr. Shea’s account (but unissued) in connection with the Company’s SERP.

(13)	Robert J. Moss’ beneficial ownership includes nonqualified stock options to purchase 21,007 shares, all currently exercisable.

(14)	Dino D. Ottaviano’s beneficial ownership includes nonqualified stock options to purchase 17,807 shares, all currently exercisable.

(15)	John J. McFadden’s beneficial ownership includes nonqualified stock options to purchase 15,006 shares, all currently exercisable.

(16)	Diane S. Casey’s beneficial ownership includes nonqualified stock options to purchase 5,002 shares, all currently exercisable.

(17)	Jude Visconto’s beneficial ownership includes nonqualified stock options to purchase 3,002 shares, all currently exercisable.

(18)
Includes 357,746 shares underlying stock options granted to this group. All stock options reflected in the security ownership table are currently exercisable; also includes 59,200 shares credited to the accounts of the executive officers (but unissued) in connection with the Company’s SERP.

(19)	Less than 1% of the outstanding shares.

27	Security Ownership of Certain Beneficial Owners and Management

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The Company’s Audit Committee is responsible for reviewing and approving all related party transactions involving the Company and any director, executive officer, other employee or family member thereof. The Audit Committee does not have a formal written policy which sets forth its policies and procedures with respect to reviewing a related party transaction. The Audit Committee, however, will not approve any transaction unless the transaction is on terms comparable to those available to unaffiliated third parties and have terms reasonably expected to benefit the Company.

Matthew J. McKee, MBA, the brother-in-law of Theodore Wahl, joined the Company in 2004 and is currently employed by the Company as Chief Communications Officer. During 2017, Mr. McKee was Senior Vice President of Strategy for the Company he earned total compensation for such service of approximately $555,000, consisting of $223,000 in base salary, $89,000 of incentive compensation, $167,000 of stock awards, $51,000 in option awards, $12,000 in nonqualified deferred compensation earnings and $12,000 of other compensation. Management believes that the compensation earned by Mr. McKee is comparable to the compensation the Company would pay to a non-relative employee in a similar position.

Director Independence

In accordance with the listing requirements of NASDAQ, a majority of the current members of the Company’s Board of Directors are independent, namely: John M. Briggs, Diane S. Casey, Robert L. Frome, John J. McFadden, Robert J. Moss, Dino D. Ottaviano and Jude Visconto. In addition, Daniela Castagnino, a new nominee for Director, is also independent under NASDAQ listing standards. Accordingly, if Messrs. Briggs, Frome, McFadden, Moss, Ottaviano and Visconto and Ms. Casey are re-elected as members of the Board of Directors, and if Ms. Castagnino is elected as a member of the Board of Directors, a majority of the members of the Company’s Board of Directors will continue to be independent.

Mr. Frome is a member of the law firm of Olshan Frome Wolosky, LLP, which has been retained by the Company during the last fiscal year. Fees paid by the Company to such firm during the fiscal year ended December 31, 2017 were less than $120,000. Additionally, the fees paid by the Company did not exceed 5% of such firm’s total revenues.

Accordingly, Mr. Frome is an independent director as such term is defined by Rule 5605(a)(2) of the NASDAQ listing standards.

Compensation Committee Interlocks and Insider Participation

No member of the Nominating, Compensation and Stock Option Committee was an officer or employee of the Company or any subsidiary of the Company during the fiscal year ended December 31, 2017. No member of the Nominating, Compensation and Stock Option Committee was a member of the compensation committee of another entity during the fiscal year ended December 31, 2017. None of our executive officers was a director or a member of the Nominating, Compensation and Stock Option Committee of another entity during the fiscal year ended December 31, 2017. There were no transactions between any member of the Nominating, Compensation and Stock Option Committee and the Company during the fiscal year ended December 31, 2017 requiring disclosure pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act.

28	Certain Relationships and Related Transactions, and Director Independence

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The accounting firm of Grant Thornton LLP was selected by the Audit Committee of the Board as the Independent Auditors of the Company for the fiscal year ending December 31, 2018. Said firm has no other relationship to the Company.

The following table sets forth the fees billed to the Company by Grant Thornton LLP during fiscal years 2017 and 2016:

	2017	2016
Audit fees (1)	$894,000	$803,000
Tax fees (2)	40,000	31,000
All other fees	—	—
	$934,000	$834,000

(1)
Audit fees billed by Grant Thornton LLP related to the audits of the Company’s annual financial statements and internal control over financial reporting; the review of the Company’s financial statements included in the quarterly reports on Form 10-Q; review of documents filed with the SEC; and reimbursement for direct out-of-pocket expenses.

(2)	Tax fees billed by Grant Thornton LLP for services relating to tax compliance, tax advice and tax planning.

29

OTHER MATTERS

So far as is now known, there is no business other than that described above to be presented for action by the shareholders at the Annual Meeting, but it is intended that the proxies will be exercised upon any other matters and proposals that may legally come before the Annual Meeting, or any adjournment or postponement thereof, in accordance with the discretion of the persons named therein.

DEADLINE FOR SHAREHOLDER PROPOSALS

Under our Second Amended and Restated By-laws, a shareholder who wishes to nominate an individual for election to the Board of Directors directly at an annual meeting, or to propose any business to be considered at an annual meeting, must deliver advance notice of such nomination or business to the Company. The shareholder must be a shareholder as of the date the notice is delivered and at the time of the annual meeting and must be entitled to vote at the meeting. The notice must be in writing and contain the information specified in our Second Amended and Restated By-laws for a director nomination or other business. With respect to the 2019 annual meeting, such notice must be delivered to, or mailed and received by, the Secretary of the Company at the principal executive offices no later than the close of business on December 17, 2018 (the 120th day prior to the first anniversary of the mailing date of the proxy statement for the preceding year’s annual meeting). Shareholders who desire to present a proposal to be included in our proxy statement for our 2019 annual meeting must submit the proposal to us no later than December 17, 2018 and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act. Any such proposal must be sent in writing to the Secretary of the Company at the principal executive offices.

30	Other Matters and Deadline for Shareholder Proposals

ANNUAL REPORT

The 2017 Annual Report to Shareholders, including financial statements, is available under “2017 Proxy Materials” at www.proxydocs.com/HCSG. Certain information contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on February 23, 2018, is incorporated by reference to this proxy statement.

By Order of the Board of Directors,
JUDE VISCONTO Chairman

Dated:	April 26, 2018
Bensalem, Pennsylvania

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the Securities and Exchange Commission, may be obtained without charge by any shareholder of record on the record date upon written request addressed to: Secretary, Healthcare Services Group, Inc., 3220 Tillman Drive, Suite 300, Bensalem, PA 19020 or by visiting the Company’s website at www.hcsg.com.

31	Annual Report

Healthcare SERVICES GROUP

ANNUAL MEETING OF HEALTHCARE SERVICES GROUP, INC.

Date: May 29, 2018
Time: 10:00 A.M. (EDT)
Place: The Courtyard Philadelphia Bensalem, 3280 Tillman Drive, Bensalem, PA 19020

Please make your marks like this: ☒ **Use dark black pencil or pen only**

Board of Directors Recommends a Vote **FOR** proposals 1, 2 and 3.

1: To elect ten directors

	For	Withhold	Directors Recommend
01 Theodore Wahl	☐	☐	For
02 John M. Briggs	☐	☐	For
03 Robert L. Frome	☐	☐	For
04 Robert J. Moss	☐	☐	For
05 Dino D. Ottaviano	☐	☐	For
06 Michael E. McBryan	☐	☐	For
07 Diane S. Casey	☐	☐	For
08 John J. McFadden	☐	☐	For
09 Jude Visconto	☐	☐	For
10 Daniela Castagnino	☐	☐	For

	For	Against	Abstain	Directors Recommend
2: To approve and ratify the selection of Grant Thornton LLP as the independent registered public accounting firm of the Company for its current fiscal year ending December 31, 2018 .	☐	☐	☐	For
3: To consider an advisory vote on executive compensation.	☐	☐	☐	For

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here ____________ Please Date Above ____________

Please Sign Here ____________ Please Date Above ____________

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

← Please separate carefully at the perforation and return just this portion in the envelope provided. ←

Healthcare SERVICES GROUP

Annual Meeting of Healthcare Services Group, Inc.
to be held on Tuesday, May 29, 2018
for Holders as of April 2, 2018

This proxy is being solicited on behalf of the Board of Directors

VOTED BY:

INTERNET

Go To
www.proxypush.com/HCSG
- Cast your vote online.
- View Meeting Documents.

OR

Call **TELEPHONE**

866-390-5232
- Use any touch-tone telephone.
- Have your Proxy Card/Voting Instruction Form ready.
- Follow the simple recorded instructions.

OR

MAIL

- Mark, sign and date your Proxy Card/Voting Instruction Form.
- Detach your Proxy Card/Voting Instruction Form.
- Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned, revoking all previous proxies, hereby appoints Theodore Wahl and Jason J. Bundick, attorneys and proxies with full power of substitution and with all the powers the undersigned would possess if personally present, to vote all shares of HEALTHCARE SERVICES GROUP, INC. owned by the undersigned at the Annual Meeting of Shareholders of said corporation to be held at the place set forth above, and at any adjournment or postponement thereof, in the transaction of such business as may properly come before the meeting or any adjournment or postponement thereof, all as more fully described in the Proxy Statement, and particularly to vote as designated on the reverse side.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN PROPOSAL 1, FOR PROPOSAL 2, AND FOR PROPOSAL 3.

All votes must be received by 11:59 P.M., Eastern Time, May 28, 2018.

PROXY TABULATOR FOR

HEALTHCARE SERVICES GROUP, INC.
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

Proxy — Healthcare Services Group, Inc.
Annual Meeting of Stockholders
May 29, 2018, 10:00 a.m. (Eastern Daylight Time)
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Theodore Wahl and Jason J. Bundick (the "Named Proxies") and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Healthcare Service Group, Inc., a Pennsylvania corporation ("the Company"), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Courtyard Philadelphia Bensalem, 3280 Tillman Drive, Bensalem, PA 19020, on Tuesday, May 29, 2018 at 10:00 a.m. (EDT) and all adjournments thereof.

The purpose of the Annual Meeting is to take action on the following:

There are nine directors up for re-election and one new nominee. They are: Theodore Wahl, John M. Briggs, Robert L. Frome, Robert J. Moss, Dino D. Ottaviano, Michael E. McBryan, Diane S. Casey, John J. McFadden, Jude Visconto and new nominee Daniela Castagnino.

The Board of Directors of the Company recommends a vote "FOR" all nominees for director, "FOR" proposal 2, and "FOR" proposal 3.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THIS PROXY. IF NO DIRECTION IS MADE THEY WILL BE VOTED FOR THE ELECTION OF THE NOMINATED DIRECTORS, FOR RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FOR THE ADVISORY VOTE ON EXECUTIVE COMPENSATION ALL AS RECOMMENDED IN THE PROXY STATEMENT, FOR ONE YEAR WITH RESPECT TO THE FREQUENCY OF THE ADVISORY VOTE, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES OR PROXY ON ANY OTHER BUSINESS TRANSACTED AT THE ANNUAL MEETING.

(Continued and to be signed on the reverse side.)

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.

→ Please separate carefully at the perforation and return just this portion in the envelope provided. →

To attend the meeting and vote your shares in person, please mark this box. ☐